EXHIBIT 99.1

      Robert Mondavi Announces Plan to Eliminate Class B Shares;
              Board Authorizes Share Repurchase Program;
           Company to Create Two Distinct Lines of Business

    OAKVILLE, Calif.--(BUSINESS WIRE)--Aug. 20, 2004--The Robert Mondavi Corporation (Nasdaq:MOND) today announced that its Board of Directors has adopted and will recommend to shareholders a plan to recapitalize the company that would result in a single class of shares and the elimination of Class B shares with super-voting rights. Subject to approval at the October 29, 2004 Annual Meeting of Shareholders, the recapitalization will be effected and the company will be reincorporated in Delaware.
    Each Class A share of the current California corporation will be exchanged for one common share of the new Delaware corporation (the "Class A exchange ratio"), and each Class B share of the current California corporation will be exchanged for 1.165 common shares of the new Delaware corporation (the "Class B exchange ratio").
    The Board of Directors has also authorized the repurchase of up to $30 million in common stock of the new Delaware corporation. The share repurchase program will become effective following the elimination of the Class B shares and permits the company to make open market purchases over time based upon prevailing business and market conditions.
    The company also announced that it would create two separate lines of business within the corporation, one focused on the company's "lifestyle" brands, and the other on its "luxury" brands. Lifestyle brands generally sell for up to $15 per bottle at retail, and luxury brands sell above $15.
    Ted Hall, Chairman of the Board of Robert Mondavi Corporation said, "The proposal to create a unified share structure is consistent with the company's commitment to adopting a corporate governance structure that adheres to best practices among publicly held companies."
    "It has become increasingly clear in the new wine environment that $50 Napa Valley Cabernet and $6 premium wines require different business models," said Greg Evans, President and CEO. "Therefore our Board has directed management to develop separate operating plans for each business, which will provide greater focus and additional opportunities to enhance value for all shareholders and our customers."
    Dennis Joyce, Executive Vice President of Sales and Marketing for Robert Mondavi Corporation has been named Chief Operating Officer of the "lifestyle" business, reporting to Mr. Evans. A search is underway for an executive to lead the "luxury" business.
    At present there are approximately 10.7 million Class A shares, each with one vote, that are publicly traded on NASDAQ. There are approximately 6.0 million Class B shares, each with ten votes, which are closely held by members of the Robert Mondavi family. If the plan is approved and implemented, the Class B shareholders' financial interest in the company will increase from approximately 35.9% to approximately 39.5% and their voting power will decrease from approximately 84.9% to approximately 39.5%. A Special Committee of independent directors recommended approval of the exchange ratios to the Board of Directors.
    The requisite vote of the Class B shareholders to approve the plan has been secured by a voting agreement. Implementation of the plan is subject to approval by a majority of the Class A shares at the October 29, 2004 Annual Shareholder's Meeting and certain consents from lenders and other contractual parties.
    Citigroup Global Markets is advising the company in the recapitalization. Evercore Partners provided an opinion to the Special Committee of the Board of Directors that, as of the date of the opinion, the Class B exchange ratio was fair from a financial point of view to the holders of Class B shares. Morgan Stanley provided an opinion to the Special Committee of the Board of Directors that, as of the date of the opinion, the Class A exchange ratio was fair from a financial point of view to the holders of Class A shares (other than those holders who also hold Class B shares).
    The company has posted an FAQ related to this announcement on its website at www.robertmondavi.com under the Investor Relations/News & Events/Press Releases section.
    Robert Mondavi produces and markets fine wines under the following labels: Woodbridge Winery, Robert Mondavi Private Selection, Robert Mondavi Winery, La Famiglia, Kirralaa, Byron Vineyards and Winery, Io, Arrowood Vineyards and Winery and Grand Archer by Arrowood. The company also produces Opus One, in partnership with the Baroness Philippine de Rothschild of Chateau Mouton Rothschild of Bordeaux, France; Luce, Lucente, Danzante, and the wines of Tenuta dell'Ornellaia, in partnership with the Marchesi de' Frescobaldi of Tuscany, Italy; and Sena and Arboleda, in partnership with the Eduardo Chadwick family of Vina Errazuriz in Chile. In addition to the partnership wines, Robert Mondavi Imports represents the wines of Marchesi de' Frescobaldi, Attems, Caliterra, and Vina Errazuriz in the United States.

    Important Information For Investors And Shareholders

    In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.
    The company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the company's shareholders in connection with the proposed recapitalization plan is set forth in the company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003, and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.

    Forward-Looking Statements

    This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. Such forward-looking statements include, for example, projections or predictions about the company's future growth, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry generally. Actual results may differ materially from the company's present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company's wines. Similarly, increased competition or changes in tourism to our California properties could affect the company's volume and revenue growth outlook. The supply and price of grapes, the company's most important raw material, is beyond the company's control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs that put more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, on file with the Securities and Exchange Commission. For these and other reasons, no forward-looking statement by the company can nor should be taken as a guarantee of what will happen in the future.

    CONTACT: The Robert Mondavi Corporation
             Robert Philipps, 707-251-4850
             (VP, Treasury & Investor Relations)
             Hilary Martin, 707-251-4487
             (VP Corporate Communications)